EXHIBIT 99.1

This statement on Form 4 is filed by: (i) Pamplona Capital Partners V, L.P., (ii) Pamplona Equity Advisors V Ltd, (iii) Pamplona PE Investments Malta Limited, (iv) Pamplona Capital Management LLP, (v) Pamplona Capital Management LLC, (vi) Pamplona Capital Management (PE) SL, (vii) Pamplona Capital Management (Monaco) SAM, (viii) John C. Halsted and (ix) Alexander Knaster.

Name of Designated Filer: Pamplona Capital Partners V, L.P.

Date of Event Requiring Statement: April 27, 2021

Issuer Name and Ticker or Trading Symbol: Latham Group, Inc. SWIM

PAMPLONA CAPITAL PARTNERS V, L.P.
By: Pamplona Equity Advisors V, Ltd., its General Partner

By:	/s/ Andrew Singer
Name: Andrew Singer Title: Attorney-in-fact
PAMPLONA EQUITY ADVISORS V LTD
By:	/s/ Andrew Singer
Name: Andrew Singer Title: Attorney-in-fact
PAMPLONA PE INVESTMENTS MALTA LIMITED
By:	/s/ Stephen Gauci
Name: Stephen Gauci Title: Director
PAMPLONA CAPITAL MANAGEMENT LLP
By:	/s/ Kevin O’Flaherty
Name: Kevin O’Flaherty Title: Designated Member

PAMPLONA CAPITAL MANAGEMENT LLC

By:	/s/ Stuart Thomson
Name: Stuart Thomson Title: Director of Pamplona PE Investments US Limited, managing member of Pamplona Capital Management LLC

PAMPLONA CAPITAL MANAGEMENT (PE) SL

By:	/s/ Martin Schwab
Name: Martin Schwab Title: Director

PAMPLONA CAPITAL MANAGEMENT (MONACO) SAM

By:	/s/ Stephen Gauci
Name: Stephen Gauci Title: Administrateur

John C. Halsted

By:	/s/ John C. Halsted

Alexander Knaster

By:	/s/ Alexander Knaster